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                                                           EXHIBIT 23.6

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-75643-01) and related Prospectus of Compass Aerospace Corporation for the registration of $110,000,000 of its 10 1/8% Series B Senior Subordinated Notes due 2005, $19,000,000 of its 10 1/8% Series D Senior Subordinated Notes due 2005 and $129,000,000 of its Guarantees of the 10 1/8% Series B Senior Subordinated Notes due 2005 and the 10 1/8% Series D Senior Subordinated Notes due 2005 issued by registrants other than Compass Aerospace Corporation and to the inclusion therein of our report dated October 12, 1999 with respect to the consolidated financial statements of Trim Engineering Limited.


                                                    /s/ ERNST & YOUNG
                                                    ------------------
                                                    Ernst & Young

Southampton, England
October 25, 1999